Exhibit 99.2

Phio Pharmaceuticals Announces First US Patient Enrolled in Phase 1B Clinical Trial with Intratumoral PH-762 anti-PD-1 Therapy for Treatment of Skin Carcinomas

MARLBOROUGH, Mass., November 9, 2023 (GLOBE NEWSWIRE)—Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced that the first patient has been dosed in the Phase 1b clinical trial of PH-762, an INTASYL compound that reduces the expression of PD-1, a protein that inhibits T cells’ ability to kill cancer cells. This clinical trial is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762 in patients with cutaneous squamous cell carcinoma, melanoma, or Merkel cell carcinoma.

“The initiation of enrollment in this trial represents a milestone as we develop PH-762 for the treatment of squamous cell and other skin cancers,” said Phio’s President and CEO Robert Bitterman. “We are optimistic that this novel, alternative immuno-oncology therapy may offer patients and their care providers, enhanced therapeutic outcomes while minimizing invasive intervention.”

The Phase 1b trial is a non-comparative study of neoadjuvant monotherapy using PH-762 in adult patients with cutaneous squamous cell carcinoma, melanoma, or Merkel cell carcinoma. The study treatment consists of four intratumoral injections of PH-762 at weekly intervals within a single tumor lesion. Excision of the tumor occurs approximately two weeks following the fourth intratumoral dose of PH-762. Escalating doses of PH-762 are to be tested in separate cohorts. The clinical study is expected to enroll up to 30 patients and will be conducted across 4 to 6 centers in the United States. More information about this clinical trial is available at clinicaltrials.gov (identifier: NCT06014086).

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Examples of forward looking statements include statements regarding the timing of, as well as the progress of, and data reported from, this Phase 1b clinical trial and the therapeutic potential of PH-762 to treat patients with cutaneous squamous cell carcinoma, melanoma, or Merkel cell carcinoma. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

PR Contact:

Michael Adams

Bridge View Media

pr@phiopharma.com

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